                                                                   Exhibit 10.17

                      RELEASE AND WAIVER OF EMPLOYMENT AND
                        SEPARATION FROM EMPLOYMENT CLAIMS

         This Release and Waiver of Employment and Separation From Employment Claims (hereinafter the "Release") is made and entered into this ___ day of _________, 2003 by and between JAMES J. WOLFF (hereinafter "Employee"), in favor of AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company with a business address of 1701 East Market Place, Jeffersonville, Indiana 47130, as debtor and debtor in possession, and all of its parent, related, affiliated and subsidiary companies, and all their predecessors, successors, employees, officers, directors, board of managers, members, interest holders, representatives, assigns, agents, insurers and employee benefit programs, and the trustees, administrators, fiduciaries and insurers of such employee benefit programs (collectively, the "Company").

                                    RECITALS

         (1) The Company and Employee have agreed that Employee's employment will end on May 30, 2003, and that he will be paid through such time.

         (2) The Company has offered to provide certain severance benefits, as detailed below, to the Employee in exchange for Employee's execution of this Release.

         (3) Employee desires to waive certain claims or potential claims Employee may have or could claim to have against the Company in order to receive these benefits.

         (4) Employee and Company wish to enter into a consulting arrangement for certain services of Employee as outlined below.

         (5) Employee and Company wish to resolve all outstanding matters between them in a mutually acceptable way, including but not limited to the termination of Employee's Employment Agreement with Company and Employee's separation from employment with Company.

         NOW THEREFORE, in exchange for the good and valuable consideration provided herein, the receipt and sufficiency of which is hereby acknowledged, Employee and Company hereby agree as follows:

         (1)     CONCLUSION OF EMPLOYMENT

         (a) Employee's active engagement as an employee of the Company will end on May 30, 2003 (hereinafter the "Separation Date"). Employee promises that on or before the Separation Date, he will return all files, records, credit cards, keys, identification, computers, computer records, cell phones, pagers, or other Company property which is in the Employee's possession or control, except for such items as Employee may be instructed to retain until the conclusion of the Consulting Period as defined below. In the event that Employee retains or receives Company property during the Consulting Period, Employee covenants to return all such property on or before the conclusion of the Consulting Period.

         (b)     Employee agrees and acknowledges that he will not:

                 (i)     disparage the Company in any manner.

                 (ii) disclose any confidential information, proprietary information, trade secrets, or other information which is not disseminated publicly (hereinafter collectively "Confidential Information") which Employee learned while employed by the Company.

                 (iii) solicit or help anyone solicit any employees of the Company to cease employment with the Company.

                 (iv) solicit or help anyone to solicit any customers or vendors of the Company to cease dealing with the Company.

                 (v) for two (2) years following the Separation Date, accept employment with or otherwise work or act for or on behalf of any person or entity engaged in the transportation of cargo by barge on the Inland Waterway System of the United States in competition with American Commercial Barge Line LLC; provided, however, that nothing in this paragraph shall prohibit Employee from acquiring an interest in or control of Global Materials Services LLC or any of its subsidiaries.

         (c) Employee agrees that he will make himself available for consultation and will provide reasonable assistance to the Company during the six months following the Separation Date (the "Consulting Period") in order to ensure a smooth and orderly transition of Employee's duties and the continuance of Company's operations without interruption or delay. Such consultation services and reasonable assistance shall not exceed ten (10) hours per week.

         (2)     PAYMENTS TO EMPLOYEE

         (a) Company agrees to pay Employee a lump sum Severance and Consulting Pay Benefit of one hundred seventy thousand dollars ($170,000) and to provide a benefits detailed below (collectively referred to as "Separation Pay"). Separation pay shall be made only when the Release has become irrevocable as explained below. Employee understands and acknowledges that by entering into this Agreement, Employee forfeits his rights, if any, to any other severance benefit under Company's normal programs or Employee's employment agreement.

         (b) Payment of Separation Pay shall not commence until the Company's first normal pay cycle following the expiration of the applicable revocation period without a revocation occurring and fulfillment of the contingency of bankruptcy court approval as set forth below. Nothing in this Release shall affect Employee's right to or the timing of Company's payment of any earned or accrued vacation pay.

         (c) Employee understands and acknowledges that the Company will deduct from the Separation Pay all applicable payroll and withholding taxes, including but not limited to Social Security taxes, and all federal, state and applicable municipal taxes, and other deductions that the Company is required by law or has been authorized by Employee to deduct from wage payments.

         (d) During the Consulting Period, Employee shall be available on an as-needed basis to provide information to assist company with its transition to a new Chief Financial Officer. During the Consulting Period, Employee shall be considered an Independent Contractor and agrees to execute the Company's standard Independent Contractor Agreement prior to the start of the Consulting Period.

         (3)     BENEFITS

         (a) Employee may elect to continue to participate in the Company's group medical, dental and vision insurance plans for up to eighteen months, pursuant to his right to continued coverage required by federal law under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and will receive an appropriate COBRA notice setting forth Employee's rights and obligations.. During this period, if Employee becomes eligible to receive medical or dental benefits from any benefit plan (a "Primary Coverage Plan") maintained by any other person, then the benefits offered by the Company's plans shall become secondary to the benefits offered under the Primary Coverage Plan. Nothing in this paragraph shall alter the Company's reserved right to change or discontinue any benefit plan at any time.

         (4)     COMPLETE RELEASE

         (a) In consideration of the payments and benefits received hereunder, Employee agrees to release and waive all claims he may have against the Company. Employee's release includes all claims that are related to (i) Employee's employment with the Company; (ii) the voluntary or involuntary separation from that employment; (iii) the design or administration of any employee benefit program; (iv) any rights Employee has to severance or similar benefits under any program, policy or procedure of the Company other than the payments recited in Section 2 or 3 of this Release; (v) any rights Employee may have to the continued receipt of benefits, other than as recited in Sections 2 and 3 of this Release; and (vi) any other claims or demands Employee may have which arise under any contract or law or on any other basis, including, but not limited to, claims or demands under any severance plan or Employee's Employment Agreement, or any other agreement. This release does not give up Employee's rights to continued health insurance under COBRA as set forth above.

         (b) Employee also releases any rights or claims he may have under the Americans with Disabilities Act, which prohibits employers from discriminating against any qualified individual with a disability; Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; Older Workers' Benefit Protection Act, which prohibits discrimination in employee benefits; state laws, which prohibit discrimination in employment based on, inter alia, race, color, religion, age, national origin, handicap, sex, or ancestry; any other federal, state or local laws or regulations prohibiting employment discrimination, restricting an employer's right to terminate employees, or otherwise regulating employment; any claims for wrongful discharge and all claims for alleged physical or personal injury, or emotional distress; any claims under the Worker Adjustment and Retraining Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions; and all claims under the Employee Retirement Income Security Act, such as claims relating to pension or health plan benefits. This release covers both claims that Employee knows about and those he may not know about. Employee expressly waives all rights affordwolffed him by any statute that limits the effect of a release with respect to unknown claims to the maximum extent such statutes permit such waiver. This release and waiver by the Employee is on behalf of the Employee and his spouse (if any) and child or children (if any), heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns.

         (5)     NON-ADMISSION OF LIABILITY

         Employee understands and agrees that the Company's willingness to make payments and pay benefits to him under the Release is not an admission of liability, or obligation to provide such consideration in the absence of Employee signing this Release.

         (6) RELEASE OF AGE DISCRIMINATION CLAIMS; PERIODS FOR REVIEW AND RECONSIDERATION

         (a) Release of Age Discrimination Claims. Employee understands and agrees that this document includes a release of claims arising under the Age Discrimination in Employment Act or comparable state law including but not limited to all claims relating to Employee's separation from employment with Company. Employee understands and acknowledges that he has been given a period of twenty-one (21) days to review and consider this Release. Employee further understands and acknowledges that he may use as much or all of this 21 day period as Employee wishes before signing, and that Employee has done so.

         (i) Employee again understands and acknowledges that Employee is receiving the Separation Pay from the Company, in part, in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act or comparable state law. Employee further understands and acknowledges that the part of the Separation Pay given to Employee by the Company in exchange for the release of age discrimination claims potentially arising under the Age Discrimination in Employment Act or comparable state law is more than the Company is required to pay under its normal policies and procedures.

         (b) Encouragement to Consult with Attorney. Employee understands and acknowledges that he is hereby advised to consult with an attorney prior to executing the Release. By signing below, Employee warrants that he has had the opportunity to consult with an attorney prior to any execution of this Release, and to be fully and fairly advised by that legal counsel as to the terms of the Release.

         (c) Periods for Review and Reconsideration. Employee understands that he has seven (7) days after signing this Release to revoke it by notice in writing delivered to AMERICAN COMMERCIAL LINES LLC; ATTN: Lisa L. Fleming - Revocation of Severance Release; 1701 Market Street, Jeffersonville, Indiana 47131-0610. This Release shall be binding, effective, and enforceable upon the expiration of this seven-day revocation period without such revocation being received, but not before such time. Employee understands and agrees that the Separation Pay will not be paid prior to the expiration of this seven-day revocation period. In the event Employee revokes this Agreement during the revocation period, Company reserves the right to suspend the continuation of any wage or benefit as provided in Section 2 or 3 of this Release. Should Company do so, Employee will receive a COBRA Notice setting forth the effect of such cessation on Employee's right to continued health care coverage.

         (7)     NO FUTURE LAWSUITS

         By signing this Release, Employee promises never to file or pursue a claim, lawsuit or any other complaint or charge asserting any of the claims, lawsuits, complaints or charges that are released in this Release.

         (8)     NON-RELEASE OF FUTURE CLAIMS

         This Release does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act which may arise after the later of the date Employee signs this Release, the Separation Date, or the expiration of the Consulting Period.

         (9) REPAYMENT OF BENEFITS BASED ON SUBSEQUENT ASSERTION OF CLAIM; INDEMNIFICATION FOR COSTS INCURRED BY COMPANY; NO LIMITATION ON COVENANT NOT TO SUE

         (a) Repayment of Benefits Based on Subsequent Assertion of Claim. Employee understands and agrees that Employee may not pursue any claim, lawsuit, or other charge or complaint released by the literal terms of this Release. Employee further understands and agrees that if Employee should breach this covenant not to sue, and if a Court should, for any reason, find Employee's release of claims, as set forth in this Release, void, voidable, imperfect, or incomplete in any respect, Employee may be liable for the repayment of some or all of the Separation Pay including but not limited to the value of any other benefits Employee received pursuant to the terms of this Release. Statutes of limitations will run on all claims without regard to Employee's execution of this Release. In addition, if Employee breaches his covenant not to sue, as set forth in Section 7, Employee shall forfeit all right to future benefits, if any.

         (b) Indemnification for Costs Incurred by Company. Employee acknowledges and agrees that if Employee breaks his covenant not to sue or promise not to assert claims against the Company in the future, by filing a claim, lawsuit or other complaint against the Company or any other entity released under the terms of this Release, and a Court finds Employee's actions to be in breach of the terms of this Release, the Employee will pay the Company's costs and reasonable attorneys' fees in defending such claim, lawsuit, or other complaint.

         (c) No Limitation on Covenant Not to Sue. Nothing in this Section shall be construed to limit Employee's covenant not to sue or promise not to assert claims, as set forth above.

         (10)    GOVERNING LAW

         This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Indiana without regard to the conflict of laws rules contained therein. Any litigation arising from the employment relationship or any termination of employment, shall be brought in state or federal Court sitting in Clark County or Floyd County, Indiana respectively.

         (11)    SEVERABILITY AND CONSEQUENCES OF INVALID TERMS

         Except as otherwise specified herein, if any portion of this Release is found void or unenforceable for any reason by any Court, the Court should enforce all portions of this Release to the maximum extent which would have been enforceable in the original Release. If such portion cannot be modified to be enforceable, the unenforceable portion will be severed from the remaining portions of this Release, which shall otherwise remain in full force and effect

         (12)    RELEASE OF EMPLOYEE

         The Company shall use its best efforts to cause Employee to be released in connection with the consummation of the Company's Chapter 11 plan of reorganization to the same extent, if any, that current officers in good standing are released in such Chapter 11 plan of reorganization. Employee acknowledges that neither the form nor timing of such releases has been determined and that the Company's ability to grant such releases is subject to bankruptcy court approval. Employee further acknowledges that any such release shall not limit or otherwise impair or affect any liability of Employee for any breach of the representations and warranties set forth in this Agreement.

         (13)    COOPERATION

         In addition to providing consulting services as described herein, following the Separation Date, Employee agrees to cooperate with the Company upon reasonable request of the board of Directors of the Company (the "Board") or its designee, and to be reasonably available to the Company with respect to matters arising out of Employee's services to the Company. To the extent permitted by law, Employee agrees (i) not to voluntarily assist or otherwise cooperate voluntarily with any non-government person or entity in any claim against the Company and (ii) to notify the Company in writing immediately upon learning that he is to be or is likely to be compelled to provide testimony, documents or any form of assistance in any claim against the Company. Notwithstanding any other provision of this Section, Employee shall give truthful testimony in any investigations, proceedings or legal actions relating to the Company.

         (14)     EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

         Employee represents and warrants to the Company that:

         (a) He has not, with respect to any transaction or state of facts existing prior to the Separation Date, filed any claims, complaints, charges or lawsuits against Company with any governmental agency, court or tribunal.

         (b) He has disclosed all necessary information to the Board in connection with the satisfaction of his duties owed to the Company.

         (c) He is not aware of (i) any material claims that could be brought by the Company or any of its subsidiaries or affiliates against any person or entity (including, without limitation, himself), (ii) any material claims that could be brought by any person or entity (including, without limitation, himself) against the Company; or (iii) any information that could give rise to such claim(s), that have not been disclosed to the Board or a committee of the Board.

         (d) His execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or a violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound.

         The representations and warranties set forth in this Section shall survive any release of Employee in connection with the consummation of the Company's Chapter 11 plan of reorganization and shall remain in full force and effect until the expiration of any applicable limitations period.

         (15)    ENTIRE AGREEMENT

         This Release contains the entire agreement between Company and Employee pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and understandings in connection therewith, including but not limited to any Employment Agreement or Stock Agreement. There are no oral or written promises affecting this Release.

         (16)    COURT APPROVAL CONTINGENCY

         The Company and Employee acknowledge and agree that this Agreement is being entered into between Employee and the Company as a debtor and debtor in possession as the result of the Company's filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on or about January 31, 2003, in the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court") under case number 03-90305 9 (BHL) (jointly administered). The parties further agree as follows:

         (a) This Agreement and all of Company's obligations hereunder are subject to the approval of the Bankruptcy Court after notice and a hearing, and if the Bankruptcy court does not approve this Agreement, this Agreement shall be void in its entirety, and no party shall have any rights or obligations hereunder;

         (b) The Company shall, within 15 days, submit a motion (the "Motion") to the Bankruptcy Court seeking approval of this Agreement. The Motion shall specifically request that the payment to Employee of Separation Pay be Allowed (as that term is used in the Bankruptcy Code) as an administrative expense against the Company pursuant to 11 U.S.C. Section 503(b). The Motion shall be noticed pursuant to the provisions of 11 U.S.C. Section 365 and Bankruptcy Rule 9019; and

         (c) The Motion seeking approval of this Agreement and the proposed order approving this Agreement shall be in a form and in substance reasonably approved by Employee or his counsel, if any.


         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

         BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ THIS RELEASE, THAT I UNDERSTAND IT; AND THAT I AM ENTERING INTO IT VOLUNTARILY.

         IN WITNESS WHEREOF, and intending to be legally bound, Employee has executed this Release after a due reading of the whole.

WITNESS                                JAMES J. WOLFF (THE "EMPLOYEE")


------------------------------         ------------------------------------

                                       Dated:
                                              -----------------------------

Checks and subsequent correspondence should be sent to (fill in address):

----------------------------------------

----------------------------------------

----------------------------------------


Please note that checks and subsequent correspondence may be sent via certified mail, return receipt requested.